UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2025
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(713) 913-5608
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01. Other Events

On July 10, 2025, Salarius Pharmaceuticals, Inc. (“Salarius”) received notification from The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Hearings Panel”) has granted Salarius an additional extension to regain compliance with Nasdaq Listing Rule 5550(b)(1) (the “Equity Standard”) by late July 2025. Salarius must also regain compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) by early August 2025.

As previously disclosed, on April 23, 2025, Salarius received written notice (the “Delisting Notice”) from Nasdaq notifying Salarius that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of Salarius’ common stock for the last 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share. Normally, a company would have been afforded a 180-calendar day period to demonstrate compliance with the Minimum Bid Price Requirement. However, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), Salarius was not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A) because Salarius had effected a reverse stock split during the prior one-year period. In addition, as previously disclosed, on March 26, 2025, Salarius received a letter from Nasdaq notifying Salarius that, based on its Form 10-K for the year ended December 31, 2024, Salarius no longer complied with the Equity Standard. The letter indicated that Salarius had until May 12, 2025, to either regain compliance with the Equity Standard or submit a plan to Nasdaq to regain compliance with the Equity Standard (a “Compliance Plan”). However, pursuant to Nasdaq Listing Rule 5810(d)(2), Salarius’ failure to comply with the Minimum Bid Price Requirement served as a separate and additional reason for delisting and, as such, the Delisting Notice indicated that Nasdaq would not entertain a Compliance Plan, and that it should address Salarius’ noncompliance with the Equity Standard before the Hearings Panel if Salarius appealed Nasdaq’s determination.

Salarius timely exercised its right to request a hearing, which stayed any suspension or delisting action pending the conclusion of the hearing process. On June 11, 2025, the Hearings Panel granted Salarius an extension to regain compliance with the Equity Standard and the Minimum Bid Price Requirement. The extension by the Hearings Panel is contingent on Salarius achieving scheduled milestones and notifying Nasdaq of such achievements. Such milestones initially consisted of regaining compliance with the Equity Standard by early July 2025, and regaining compliance with the Minimum Bid Price Requirement by early August 2025. The deadline for regaining compliance with the Equity Standard has now been extended to late July 2025.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Salarius Pharmaceuticals, Inc., dated July 14, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: July 14, 2025	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Executive Vice President & Chief Financial Officer